As filed with the U.S. Securities and Exchange Commission on March 17, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANGION BIOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Delaware	11-3430072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7-57 Wells Avenue, Newton, Massachusetts 02459
(Address of principal executive offices, including zip code)

Angion Biomedica Corp.  2021 Incentive Award Plan
Angion Biomedica Corp.  2021 Employee Stock Purchase Plan
(Full titles of the plans)

Jay R. Venkatesan, M.D.
Chief Executive Officer
Angion Biomedica Corp.
7-57 Wells Avenue, Newton, Massachusetts
02459
(415) 655-4899
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jennifer J. Rhodes	Kenneth Guernsey
General Counsel	Brett White
Angion Biomedica Corp.	Cooley LLP
7-57 Wells Avenue, Newton, Massachusetts	3 Embarcadero Center,
02459 (415) 655-4899	20th Floor San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Angion Biomedica Corp. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 1,505,662 additional shares of its common stock, par value $0.01 per share under the Angion Biomedica Corp.  2021 Incentive Award Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 301,132 additional shares of its common stock under the Angion Biomedica Corp.  2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 Plan, the “Plans”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 ESPP on December 31, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

This Registration Statement relates to securities of the same class as those for which earlier Registration Statements on Form S-8 were filed with the Commission on February 9, 2021 (File No. 333-252906) and May 16, 2022 (File No. 333-264995) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and the 2021 ESPP, are incorporated by reference into this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-39990) for the fiscal year ended December 31, 2022, filed with the SEC on March 17, 2023.

(b) The Registrant’s Current Reports on Form 8-K (File No. 001-39990) filed with the SEC on January 17, 2023 and March 14, 2023;

(c) The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed on February 2, 2021 (File No. 001-39990) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.5 to the Registrant's Annual Report on Form 10-K filed with the SEC on March 30, 2022, including any amendments or reports filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.          EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Angion Biomedica Corp.	8-K	001-39990	3.1	February 9, 2021

4.2	Bylaws of Angion Biomedica Corp.	8-K	001-39990	3.2	February 9, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Moss Adams LLP, independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Angion Biomedica Corp. 2021 Incentive Award Plan.	10-K	001-39990	10.6(a)	March 30, 2022

99.2	Form of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.	10-K	001-39990	10.6(b), 10.6(c), 10.6(d)	March 30, 2022

99.3	Angion Biomedica Corp. 2021 Employee Stock Purchase Plan.	10-K	001-39990	10.7	March 30, 2022

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Park City, State of Utah, on this 17th day of March, 2023.

ANGION BIOMEDICA CORP.

By:	/s/ Jay Venkatesan
Jay Venkatesan, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay R. Venkatesan, M.D. and Jennifer J. Rhodes, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay R. Venkatesan, M.D.	Chief Executive Officer and Director	March 17, 2023
Jay R. Venkatesan, M.D.	(Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer and Director	March 17, 2023
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Itzhak D. Goldberg, M.D.	Director	March 17, 2023
Itzhak D. Goldberg, M.D.

/s/ Victor F. Ganzi	Director	March 17, 2023
Victor F. Ganzi

/s/ Allen R. Nissenson, M.D.	Director	March 17, 2023
Allen R. Nissenson, M.D.

/s/ Gilbert S. Omenn, M.D., Ph.D.	Director	March 17, 2023
Gilbert S. Omenn, M.D., Ph.D.

/s/ Karen J. Wilson	Director	March 17, 2023
Karen J. Wilson